UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
         Pursuant to Section 13 or 15 (d) of the Securities Act of 1934



Date of Report (Date of earliest event reported)          May 20, 2005



                       CHUGACH ELECTRIC ASSOCIATION, INC.
             (Exact name of registrant as specified in its charter)



           Alaska                      33-42125                  92-0014224
 (State or other jurisdiction  (Commission File Number)         (IRS Employer
      of incorporation)                                      Identification No.)



  5601 Electron Drive, Anchorage, Alaska                           99518
(Address of Principal's Executive Offices)                      (Zip Code)

Registrant's telephone number, including area code:           (907) 563-7494

                  5601 Minnesota Drive, Anchorage, Alaska 99518
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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                 Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors and Joe Griffith announce that Mr. Griffith will be stepping down from his position of Chief Executive Officer of Chugach Electric Association, Inc. on September 2, 2005. After extensive deliberations and consultation with Mr. Griffith, Mr. Griffith's desire to attend to health and family matters at this time and the Board's desire to plan for the future led us to this mutual decision. Mr. Griffith will remain as CEO until then and is assisting the Board in developing and implementing an appropriate transition plan.

The Board of Directors would like to take this opportunity to express its great appreciation of and highest respect for Joe Griffith for all he has done for the Association during his nearly 16 years of service. Mr. Griffith served as the Association's CEO since May, 2002. Prior to that, he served as its Chief Financial Officer and Executive Manager, Finance and Energy Supply and Executive Manager, Finance and Planning since 1989. Mr. Griffith has also ably and unselfishly represented the Association and the community through his involvement with Commonwealth North, the Anchorage Museum Board of Directors, AEDC Board, UAA Business College board of Advisors, Chamber of Commerce, United Way and other civic organizations.

The Board of Directors will begin the process of selecting a new CEO for the Association in the near future. In the meantime, inquiries should be directed to Board Chairman Jeff Lipscomb at (907) 762-4709.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Date:         May 20, 2005                  CHUGACH ELECTRIC ASSOCIATION, INC.




                                            By:     /s/ Evan J. Griffith
                                                    Evan J. Griffith
                                                    Chief Executive Officer